EXHIBIT 99.1

VCA Antech, Inc. Reports Third Quarter 2009 Results and Updates Financial Guidance for 2009

      * Third quarter revenue increased 2.0% to $338.6 million
      * Third quarter gross profit increased 2.7% to $91.1 million
      * Third quarter net income increased 1.6% to $36.4 million
      * Third quarter diluted earnings per share of $0.42

LOS ANGELES, Oct. 22, 2009 (GLOBE NEWSWIRE) -- VCA Antech, Inc. (Nasdaq:WOOF), a leading animal healthcare company in the United States, today reported financial results for the third quarter ended September 30, 2009 as follows: revenue increased 2.0% to a third quarter record of $338.6 million; gross profit increased 2.7% to $91.1 million; net income increased 1.6% to $36.4 million and diluted earnings per share of $0.42.

For the nine months ended September 30, 2009 diluted earnings per share were $1.23. The second quarter of 2009 included a non-cash charge of $5.3 million, or $3.2 million after tax, related to the write-off of an internal-use software project due to the failure of the project to reach development milestones and the company's decision to pursue alternative solutions. Excluding this charge, adjusted diluted earnings per share increased 1.6% to $1.27.

Bob Antin, Chairman and CEO, stated, "Given the economic landscape in which we currently reside, I am proud of our results for the third quarter of 2009. Our continued focus on maintaining margins through various initiatives has provided us the ability to continue to successfully grow earnings despite the challenges presented by the general economic environment.

"Animal hospital revenue in the third quarter increased 1.6% to $257.4 million driven by acquisitions made in the past twelve months. Our animal hospital gross margin and operating margin remained relatively unchanged at 19.9% and 17.7%, respectively. Our same-store revenue declined 4.9% during the quarter; however, we improved our same-store gross profit margin by 40 basis points to 20.5%. We made four acquisitions during the quarter with historical combined annual revenue of $8.4 million.

"Our laboratory segment had revenue of $77.5 million and essentially flat internal revenue growth. We improved our laboratory gross profit margin by 40 basis points to 46.2% and our laboratory operating margin remained unchanged at 39.0%.

"We also acquired Eklin Medical Systems, Inc. during the quarter which we have merged into our Sound Technologies business segment. Eklin is a leading seller of digital radiography, ultrasound and practice management software systems in the veterinary market. The integration of Eklin during the quarter has proven to be more challenging than expected. However, given the fact that we are operating in a difficult market for the acquisition of capital equipment, we remain optimistic regarding the future potential of the combined Sound Technologies/Eklin operations."

2009 Financial Guidance

We update our annual 2009 financial guidance as follows:

* Diluted earnings per common share from $1.48 to $1.52 or adjusted diluted earnings per common share from $1.52 to $1.56.

Current uncertainty in the economy and the lack of visibility regarding the timing and degree of any recovery in our business sector makes it particularly difficult to predict consumer demand for our services and makes it more likely that our actual results could differ materially from expectations.

Non-GAAP Financial Measures

We believe investors' understanding of our total performance is enhanced by disclosing adjusted operating income, adjusted net income and adjusted diluted earnings per common share. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items. Adjusted diluted earnings per common share are adjusted net income divided by diluted common shares outstanding.

Management uses adjusted measures because they exclude the effect of significant items that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends. For the nine months ended September 30, 2009, we adjusted our reported amounts for the aforementioned write-off of $5.3 million, or $3.2 million after tax.

There is a material limitation associated with the use of these non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental Operating Data."

Conference Call

We will discuss our company's third quarter 2009 financial results during a conference call today, October 22, at 4:30 p.m. Eastern Time. You can access a live broadcast of the call by visiting our website at http://investor.vcaantech.com. You can also access the call by dialing (877) 545-1407. Interested parties should call at least 10 minutes prior to the start of the call to register.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may and likely will differ materially from this forward-looking information. Our animal hospital and laboratory revenues have been materially adversely impacted by the current economic recession. We are unable to forecast the timing or degree of any economic recovery. Further, trends in the general economy may not be reflected in our business at the same time or in the same degree as in the general economy. The timing and degree of any economic recovery, and its impact on our business, are among the important factors that could cause actual results to differ from this forward-looking information. Among other factors that could cause our actual results to differ from this forward-looking information are: an increase in the level of direct costs or a failure to increase revenue at a level necessary to maintain our expected operating margins, a material adverse change in our financial condition or operations; the level of selling, general and administrative costs; the effects of our recent acquisitions (including Eklin Medical Systems, Inc.) and our ability to effectively manage our growth and achieve operating synergies; a decline in demand for any of our products and services; any disruption in our information technology systems or transportation networks; the effects of competition; any impairment in the carrying value of our goodwill and other intangible assets; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risks are discussed in our Report on Form 10-K for the year ended December 31, 2008 and will be discussed in our Report on Form 10-Q for the quarter and nine months ended September 30, 2009 and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply diagnostic imaging equipment to the veterinary industry.

The VCA Antech, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4252

                            VCA Antech, Inc.
                   Consolidated Income Statements
           (Unaudited - In thousands, except per share amounts)

                       Three Months Ended         Nine Months Ended
                           September 30,             September 30,
                     -------------------------------------------------
                        2009         2008          2009        2008
                     ---------    ---------     ----------   ---------
 Revenue:
   Animal Hospital   $ 257,385    $ 253,251     $ 757,030    $ 730,352
   Laboratory           77,462       77,065       237,762      235,634
   Medical
    Technology          13,732       12,546        33,518       38,233
   Intercompany        (10,017)     (10,827)      (29,022)     (29,918)
                     ---------    ---------     ----------   ---------
                       338,562      332,035       999,288      974,301
                     ---------    ---------     ----------   ---------
 Direct costs          247,422      243,267       728,095      705,536

 Gross profit:
   Animal Hospital      51,213       50,286       147,510      144,043
   Laboratory           35,826       35,273       112,862      113,489
   Medical
    Technology           4,708        4,322        12,066       13,457
   Intercompany           (607)      (1,113)       (1,245)      (2,224)
                     ---------    ---------     ----------   ---------
                        91,140       88,768       271,193      268,765
                     ---------    ---------     ----------   ---------
 Selling, general
  and administrative
  expense:
  Animal Hospital        5,162        5,643        15,924       16,815
  Laboratory             5,621        5,178        16,832       15,314
  Medical
   Technology            4,316        3,120        10,058        9,502
  Corporate             10,159        8,062        28,838       26,359
                     ---------    ---------     ----------   ---------
                        25,258       22,003        71,652       67,990
                     ---------    ---------     ----------   ---------
 Write-off of
  internal-use
  software                  --           --         5,271           --
 Net loss on
  sale and disposal
  of assets                409           90           333           33
                     ---------    ---------     ----------   ---------

 Operating income       65,473       66,675       193,937      200,742
 Interest expense,
  net                    4,808        6,709        16,652       21,369
 Other (income)
  expense                   (1)          88          (131)         (44)
                     ---------    ---------     ----------   ---------
 Income before
  provision for
  income taxes          60,666       59,878       177,416      179,417
 Provision for
  income taxes          23,180       23,000        68,081       68,979
                     ---------    ---------     ----------   ---------
 Net income             37,486       36,878       109,335      110,438
                     ---------    ---------     ----------   ---------
 Net income
  attributable
  to noncontrolling
  interests              1,125        1,104         3,259        3,145
                     ---------    ---------     ----------   ---------
 Net income
  attributable
  to VCA
  Antech, Inc.        $ 36,361     $ 35,774     $ 106,076    $ 107,293
                     =========     ========     =========    =========
 Diluted
  earnings
  per share           $   0.42     $   0.42     $    1.23    $    1.25
                     =========     ========     =========    =========
 Shares used for
  computing diluted
  earnings per
  share                 86,431       85,789        85,893       85,789
                     =========     ========     =========    =========

                           VCA Antech, Inc.
                      Consolidated Balance Sheets
                      (Unaudited - In thousands)

                                           September 30,  December 31,
                                               2009          2008
                                           ------------- -------------
                     Assets

 Current assets:
   Cash and cash equivalents               $    155,001  $     88,959
   Trade accounts receivable, net                49,439        43,453
   Inventory                                     31,100        26,631
   Prepaid expenses and other                    20,671        18,800
   Deferred income taxes                         17,364        15,938
   Prepaid income taxes                           1,152         5,287
                                           ------------- -------------
    Total current assets                        274,727       199,068
 Property and equipment, net                    283,457       263,443
 Other assets:
   Goodwill                                     970,274       922,057
   Other intangible assets, net                  44,211        35,645
   Notes receivable, net                          4,819        12,893
   Deferred financing costs, net                    704         1,067
   Other                                         21,586        14,865
                                           ------------- -------------
    Total assets                           $  1,599,778  $  1,449,038
                                           ============= =============

           Liabilities and Equity

 Current liabilities:
   Current portion of long-term
    obligations                            $      8,418  $      7,771
   Accounts payable                              28,958        26,087
   Accrued payroll and related liabilities       37,026        42,840
   Other accrued liabilities                     48,291        46,424
                                           ------------- -------------
    Total current liabilities                   122,693       123,122
 Long-term obligations, less current
  portion                                       538,663       544,860
 Deferred income taxes                           67,560        47,331
 Other liabilities                               10,525         9,890
                                           ------------- -------------
    Total liabilities                           739,441       725,203
 VCA Antech, Inc. stockholders' equity:
   Common stock                                      85            85
   Additional paid-in capital                   330,549       308,674
   Accumulated earnings                         514,658       408,582
   Accumulated other comprehensive loss          (1,482)       (6,352)
                                           ------------- -------------
    Total VCA Antech, Inc. stockholders'
     equity                                     843,810       710,989
                                           ------------- -------------
   Noncontrolling interest                       16,527        12,846
                                           ------------- -------------
    Total equity                                860,337       723,835
                                           ------------- -------------
    Total liabilities and equity           $  1,599,778  $  1,449,038
                                           ============= =============

                             VCA Antech, Inc.
                   Consolidated Statements of Cash Flows
                        (Unaudited - In thousands)

                                                   Nine Months Ended
                                                      September 30,
                                                  --------------------
                                                     2009       2008
                                                  ---------  ---------
 Cash flows from operating
  activities:
   Net income                                     $ 109,335  $ 110,438
   Adjustments to reconcile net
    income to net cash provided by
    operating activities:
     Depreciation and amortization                   28,986     23,762
     Amortization of debt costs                         363        351
     Provision for uncollectible
      accounts                                        5,075      3,671
     Net loss on sale and disposal of
      assets                                            333         33
     Share-based compensation                         5,940      5,309
     Deferred income taxes                           16,057      9,894
     Excess tax benefit from exercise
      of stock options                                 (591)    (1,846)
     Write-off of internal-use
      software                                        5,271         --
     Other                                             (299)       192
   Changes in operating assets and
    liabilities:
     Accounts receivable                             (8,312)    (5,736)
     Inventory, prepaid expenses and
      other assets                                   (7,820)    (5,972)
     Accounts payable and other
      accrued liabilities                               742       (438)
     Accrued payroll and related
      liabilities                                    (4,339)    (3,553)
     Income taxes                                     5,580      9,457
                                                  ---------  ---------
     Net cash provided by operating
      activities                                    156,321    145,562
                                                  ---------  ---------
 Cash flows from investing activities:
   Business acquisitions, net of cash
    acquired                                        (51,853)   (89,775)
   Real estate acquired in connection
    with business acquisitions                       (3,828)   (15,063)
   Property and equipment additions                 (38,522)   (39,764)
   Proceeds from sale of assets                         123      1,774
   Other                                               (440)   (15,024)
                                                  ---------  ---------
     Net cash used in investing activities          (94,520)  (157,852)
                                                  ---------  ---------
 Cash flows from financing activities:
   Repayment of long-term obligations                (5,898)    (5,852)
   Distributions to noncontrolling
    interest partners                                (3,018)    (2,797)
   Proceeds from issuance of common
    stock under stock option plans                   13,110      3,574
   Excess tax benefit from exercise
    of stock options                                    591      1,846
   Stock repurchases                                   (561)        --
                                                  ---------  ---------
     Net cash provided by (used in)
      financing activities                            4,224     (3,229)
                                                  ---------  ---------
 Effect of currency exchange rate
  changes on cash and cash equivalents                   17        (44)
                                                  ---------  ---------
 Increase (decrease) in cash and cash
   equivalents                                       66,042    (15,563)
 Cash and cash equivalents at beginning
  of period                                          88,959    110,866
                                                  ---------  ---------
 Cash and cash equivalents at end of
  period                                          $ 155,001   $ 95,303
                                                  =========  =========

                          VCA Antech, Inc.
                   Supplemental Operating Data
       (Unaudited - In thousands, except per share amounts)

 Table #1               Three Months Ended         Nine Months Ended
 Reconciliation of         September 30,            September  30,
  net income to        --------------------     ----------------------
  adjusted net income    2009        2008           2009        2008
                       ---------  ---------     -----------  ---------
 Net income
  attributable
  to VCA Antech, Inc.  $ 36,361    $ 35,774     $ 106,076    $ 107,293
   Write-off of
    internal-use
    software                 --          --         5,271           --
   Tax benefit from
    write-off of
    internal-use
    software(1)              --          --        (2,051)          --
                       --------    --------    ----------    ---------
 Adjusted net income
  attributable to VCA
  Antech, Inc.         $ 36,361    $ 35,774     $ 109,296    $ 107,293
                       ========    ========     =========    =========
 ----------------------
 (1) The rate used to calculate the tax benefit is the
     statutory tax rate for the year.

 Table #2
 Reconciliation of
  diluted earnings per  Three Months Ended         Nine Months Ended
  share to adjusted         September 30,            September  30,
  diluted earnings     --------------------    -----------------------
  per share              2009        2008          2009         2008
                       --------------------    -----------------------
 Diluted earnings per
   share                 $ 0.42      $ 0.42        $ 1.23       $ 1.25
   Impact of internal-
    use software
    write-off,
    net of tax               --          --          0.04          --
                       --------    --------    ----------    ---------
 Adjusted diluted
   earnings per share    $ 0.42      $ 0.42        $ 1.27       $ 1.25
                       ========    ========    ==========    =========
 Shares used for
  computing adjusted
  diluted earnings per
  share                  86,431      85,789        85,893       85,789
                       ========    ========     =========    =========

 Table #3
 Reconciliation of      Three Months Ended         Nine Months Ended
  operating income to      September 30,            September  30,
  adjusted operating   --------------------    -----------------------
  income                 2009        2008          2009         2008
                       ---------  ---------    -----------  ----------
 Consolidated
  operating
  income               $ 65,473    $ 66,675     $ 193,937    $ 200,742
   Write-off of
    internal-use
    software                 --          --         5,271           --
                       --------    --------    ----------    ---------
 Consolidated adjusted
  operating income     $ 65,473    $ 66,675     $ 199,208    $ 200,742
                       ========    ========     =========    =========
 Consolidated adjusted
  operating margin         19.3%       20.1%         19.9%        20.6%

                           VCA Antech, Inc.
                Supplemental Operating Data - (Continued)
                     (Unaudited - In thousands)

                                                         As of
                                                  --------------------
 Table #4                                         Sept. 30,   Dec. 31,
 Selected consolidated balance sheet data           2009        2008
 Debt:                                            --------    --------
   Senior term notes                              $518,237    $522,282
   Other debt and capital leases                    28,844      30,349
   Revolving credit facility                            --          --
                                                  --------    --------
   Total debt                                     $547,081    $552,631
                                                  ========    ========

 Table #5                  Three Months Ended      Nine Months Ended
   Selected expense          September 30,           September 30,
   data                    ------------------     --------------------
                             2009      2008          2009       2008
                           --------  --------     --------    --------
 Rent expense              $ 11,714  $ 11,140     $ 34,881    $ 31,619
                           ========  ========     ========    ========
 Depreciation and
  amortization
  included in
  direct costs:
   Animal Hospital         $  6,705  $  5,725     $ 19,407    $ 15,947
   Laboratory                 2,349     1,908        6,782       5,333
   Medical Technology           340       309          647         929
   Intercompany                (214)     (152)        (601)       (414)
                           --------  --------     --------    --------
                           $  9,180  $  7,790     $ 26,235    $ 21,795
 Depreciation and
  amortization included
  in selling, general
  and administrative
  expense                       966       647        2,751       1,967
                           --------  --------     --------    --------
 Total depreciation
   and amortization        $ 10,146  $  8,437     $ 28,986    $ 23,762
                           ========  ========     ========    ========
 Share-based
  compensation included
  in direct costs:
   Laboratory              $    158  $    219     $    463    $    611

 Share-based
  compensation included
  in selling, general
  and administrative
  expense:
   Animal Hospital              377       438        1,108       1,227
   Laboratory                   311       302          909         807
   Medical Technology            71        54          213         141
   Corporate                  1,103       974        3,247       2,523
                           --------  --------     --------    --------
                              1,862     1,768        5,477       4,698
                           --------  --------     --------    --------
   Total share-based
    compensation           $  2,020  $  1,987     $  5,940    $  5,309
                           ========  ========     ========    ========

CONTACT: VCA Antech, Inc.
         Tomas Fuller, Chief Financial Officer
         (310) 571-6505